UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2023

COMMISSION FILE NO. 001-13393

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-1209792
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

1 Choice Hotels Circle
Suite 400
Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 592-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Ticker Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.01 per share	CHH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 14, 2023, Choice Hotels International, Inc. (the “Company”) entered into a Third Amendment to the Amended and Restated Senior Unsecured Credit Agreement (the “Amendment”) among the Company, Wells Fargo Bank, National Association (successor to Deutsche Bank AG New York Branch), as administrative agent (the “Administrative Agent”) and the lenders party thereto, which amends the Amended and Restated Senior Unsecured Credit Agreement, dated as of August 20, 2018, among the Company, the Administrative Agent, the other agents party thereto and the lenders party thereto (as previously amended, the “Existing Credit Agreement”). The Existing Credit Agreement provides for a $600 million unsecured revolving credit facility (the “Revolver”) with a scheduled maturity date of August 20, 2026.

Immediately prior to entering into the Amendment, the Company entered into a Successor Agency Agreement (the “Successor Agency Agreement”) among the Company, Wells Fargo Bank, National Association, as successor administrative agent (the “Successor Administrative Agent”), and Deutsche Bank AG New York Branch, as resigning administrative agent (the “Resigning Administrative Agent”), pursuant to which the Successor Administrative Agent replaced the Resigning Administrative Agent as administrative agent under the Existing Credit Agreement.

The Amendment provides, among other things, for (i) an increase in the aggregate amount of commitments under the Revolver by $250 million (the “Increased Commitments”) to an aggregate amount of $850 million and (ii) the replacement of the interest reference rate for U.S. dollar-denominated borrowings under the Revolver from LIBOR to an adjusted Secured Overnight Financing Rate. The pricing and other terms applicable to the Increased Commitments are the same as those applicable to the existing revolving loan commitments that were in effect prior to the Amendment.

Certain of the lenders, as well as certain of their respective affiliates, have performed, and may in the future perform, for the Company and its subsidiaries various commercial banking, investment banking, lending, underwriting, trust services, financial advisory and other financial services, for which such lenders and affiliates have received and may in the future receive customary fees and expenses.

Except as amended by the Amendment, the remaining terms of the Existing Credit Agreement remain in full force and effect. The foregoing does not purport to be a complete description of the terms of the Amendment and the Successor Agency Agreement and such descriptions are qualified in its entirety by reference to the full text of the Amendment and the Successor Agency Agreement, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this report and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

10.1	Third Amendment to the Amended and Restated Senior Unsecured Credit Agreement, dated February 14, 2023 among Choice Hotels International, Inc., Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

10.2	Successor Agency Agreement, dated February 14, 2023, by and among Wells Fargo Bank, National Association, as successor agent, Deutsche Bank AG New York Branch, as resigning agent, and Choice Hotels International, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2023	Choice Hotels International, Inc.

	By:	/s/ Simone Wu
	Name:	Simone Wu
	Title:	SVP, General Counsel, Corporate Secretary & External Affairs